                                12,201,371 SHARES

                     MORGAN STANLEY CHINA A SHARE FUND, INC.

                                  COMMON STOCK

                           (PAR VALUE $0.01 PER SHARE)

                             UNDERWRITING AGREEMENT

_____, 2006

                                                                     _____, 2006

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

         Morgan Stanley China A Share Fund, Inc., a corporation organized under the laws of the State of Maryland (the "FUND"), is a newly organized, non-diversified closed-end management investment company registered under the
Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"). The
Fund proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") 12,201,371 shares of its common stock (par value
$0.01 per share) (the "FIRM SHARES"). The Fund also proposes to issue and sell to the several Underwriters not more than an additional 915,102 shares of its common stock (par value $0.01 per share) (the "ADDITIONAL SHARES") if and to the extent that you, as manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the
Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of common stock (par value $0.01 per share) of the Fund to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON SHARES."

         Morgan Stanley Investment Management Inc. ("MSIM") acts as the Fund's investment adviser pursuant to an Investment Advisory Agreement between MSIM and the Fund (the "INVESTMENT ADVISORY AGREEMENT"). Morgan Stanley Investment
Management Company ("MSIM CO." and, together with MSIM, the "INVESTMENT
ADVISERS") acts as the Fund's subadviser pursuant to a Sub-Advisory Agreement between MSIM Co. and MSIM (the "SUB-ADVISORY AGREEMENT").

         The Fund has filed with the Securities and Exchange Commission (the
"COMMISSION") a notification on Form N-8A (the "NOTIFICATION") of registration of the Fund as an investment company and a registration statement on Form N-2, including a prospectus (which includes the information required in the
"statement of additional information" contemplated by Part B of Form N-2), relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of

1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the
"REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Fund has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION
STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT"
shall be deemed to include such Rule 462 Registration Statement. The Investment
Company Act and the Securities Act are hereinafter referred to collectively as the "ACTS," and the rules and regulations of the Commission under the Acts are hereinafter referred to collectively as the "RULES AND REGULATIONS," and the
Securities Exchange Act of 1934, as amended, is hereinafter referred to as the
"EXCHANGE ACT" and the rules and regulations thereunder are hereinafter referred to as the "EXCHANGE ACT RULES AND REGULATIONS."

         For purposes of this Agreement, "OMITTING PROSPECTUS" means any advertisement used with the written consent of the Fund in the public offering of the Shares pursuant to Rule 482 under the Rules and Regulations and "TIME OF
SALE PROSPECTUS" means the preliminary prospectus, dated September 19, 2006, and each Omitting Prospectuses, if any, identified on Schedule II hereto. As used herein, the terms "Registration Statement," "preliminary prospectus," "Time of
Sale Prospectus" and Prospectus shall include the documents, if any, incorporated by reference therein.

         1. Representations and Warranties of the Fund and the Investment
Advisers. The Fund and the Investment Advisers, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

               (a) The Fund meets the requirements for the use of Form N-2 under the Acts. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Fund or the Investment Advisers, threatened by the
         Commission.

               (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Acts and the applicable
         Rules and Regulations thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, and at the

         Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the
         Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the
         Registration Statement, the Time of Sale Prospectus or the Prospectus
         based upon information relating to any Underwriter furnished to the
         Fund in writing by such Underwriter through you expressly for use therein.

               (c) The Fund has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Fund. The Fund has no subsidiaries.

               (d) The Fund is registered with the Commission as a
         non-diversified, closed-end management investment company under the
         Investment Company Act and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund or the Investment Advisers, threatened by the
         Commission. No person is serving or acting as an officer or trustee of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers
         Act of 1940, as amended (the "ADVISERS ACT"). Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus
         and the Prospectus, no trustee of the Fund is an "interested person" of the Fund or an "affiliated person" of any Underwriter (each, as defined in the Investment Company Act).

               (e) Each of this Agreement, the Investment Advisory Agreement, the Administration Agreement between MSIM (the "ADMINISTRATOR"), as administrator, and the Fund (the "ADMINISTRATION AGREEMENT"), the
         Global Custody Agreement between JP Morgan Chase Bank N.A. (the
         "CUSTODIAN") and the Fund (the "CUSTODY AGREEMENT") and the

         Transfer Agency and Service Agreement between Computershare Shareholder
         Services, Inc. and Computershare Trust Company, N.A. (the "TRANSFER
         AGENT") and the Fund (the "TRANSFER AGENCY AGREEMENT") has been duly authorized, executed and delivered by the Fund; and each of this
         Agreement, the Investment Advisory Agreement, the Administration
         Agreement, the Custody Agreement and the Transfer Agency Agreement
         (collectively, the "FUNDAMENTAL AGREEMENTS") complies with all applicable provisions of the Acts, the Advisers Act and the applicable
         Rules and Regulations. The Fund has adopted the Dividend Reinvestment
         Plan (the "PLAN"). Each Fundamental Agreement, other than this
         Agreement, and the Plan is a valid and binding agreement of the Fund, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles of general applicability.

               (f) None of (1) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, each Fundamental
         Agreement, or the adoption by the Fund of the Plan, or (2) the issue and sale by the Fund of the Shares as contemplated by this Agreement contravenes or will contravene (x) any provision of applicable law or the articles of incorporation and bylaws of the Fund or any agreement or other instrument binding upon the Fund that is material to the Fund, or (y) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund, whether foreign or domestic, including without limitation the Chinese Securities
         Regulatory Commission (the "CSRC"), the Chinese State Administration of
         Foreign Exchange (the "SAFE"), the Shanghai Stock Exchange, the
         Shenzhen Stock Exchange, the Stock Exchange of Hong Kong Limited (the
         "HONG KONG STOCK EXCHANGE") and the Stock Exchange of Singapore
         (together with the Shanghai, Shenzhen and Hong Kong Stock Exchanges, the "PRIMARY EXCHANGES"), except, with respect to this clause (y), any such foreign judgment, order or decree the contravention of which would neither have (i) a material adverse effect on the Fund or the
         Investment Advisers or (ii) an adverse effect on the consummation of the transactions contemplated by this Agreement or on any Underwriter;
         provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United
         States in connection with any offer or sale of the Shares in such jurisdiction by any Underwriter. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, including without limitation the CSRC, the SAFE and the Primary Exchanges, is required for the performance by the Fund of its obligations under the Fundamental Agreements or the
         Plan, except such as have been obtained from the CSRC and the SAFE and such as have been obtained as required by the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations or the
         Exchange Act Rules and Regulations, or by the securities or Blue Sky laws of the

         various states and foreign jurisdictions in connection with the offer and sale of the Shares or such as which the failure to obtain would neither have (i) a material adverse effect on the Fund or the
         Investment Advisers or (ii) an adverse effect on the consummation of the transactions contemplated by this Agreement or on any Underwriter.

               (g) The authorized capital stock of the Fund conforms in all material respects to the description thereof contained in each of the
         Time of Sale Prospectus and the Prospectus, and the articles of incorporation and by-laws of the Fund, the Fundamental Agreements and the Plan conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

               (h) The articles of incorporation and by-laws of the Fund, the
         Fundamental Agreements and the Plan comply with all applicable provisions of the Acts and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company
         Act by the Fund's stockholders and Board of Directors have been obtained and are in full force and effect.

               (i) The Fundamental Agreements (other than this Agreement) and the Plan are in full force and effect and neither the Fund nor, to the knowledge of the Fund or the Investment Advisers, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder. The Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected.

               (j) The Common Shares outstanding prior to the issuance of the
         Shares have been duly authorized and are validly issued, fully paid and non-assessable.

               (k) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the
         Shares will not be subject to any preemptive or similar rights.

               (l) The Shares and any Common Shares outstanding prior to the issuance of the Shares have been approved for listing on the New York
         Stock Exchange, subject to official notice of issuance. The Fund's
         Registration Statement on Form 8-A under the Exchange Act is effective.

               (m) Any Omitting Prospectus (i) complies in all material respects with the requirements of Rule 482, (ii) does not contain an untrue statement of a material fact, (iii) complied and will comply in all material respects with the Acts, the Rules and Regulations and the rules and regulations of the National Association of Securities
         Dealers, Inc. (the "NASD") and (iv) each such Omitting Prospectus has been duly filed with the NASD and either (x) the NASD has issued no objections with respect thereto or (y) all comments received from the
         NASD with respect thereto have been duly incorporated into such
         Omitting Prospectus. Except for the Omitting Prospectuses, if any,
         identified on Schedule II hereto, the Fund has not prepared, used or referred to and will not, without your prior written consent, prepare, use or refer to any Omitting Prospectuses.

               (n) The Fund intends to direct the investment of the proceeds of the offering described in the Time of Sale Prospectus and the
         Prospectus in such a manner as to comply with the requirements of
         Subchapter M of the Internal Revenue Code of 1986, as amended (the
         "CODE"), and the Fund is eligible to qualify as a regulated investment company under Subchapter M of the Code.

               (o) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Fund from that set forth in the Time of Sale
         Prospectus, and there have been no transactions entered into by the
         Fund which are material to the Fund other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

               (p) There are no legal or governmental proceedings pending or, to the knowledge of the Fund or the Investment Advisers, threatened to which the Fund is a party or to which any of the properties of the Fund is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Fund, or on the power or ability of the Fund to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale
         Prospectus or (ii) that are required to be described in the
         Registration Statement or the Prospectus and are not so described; and
         there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the
         Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

               (q) The Fund has all necessary consents, authorizations,
         approvals, orders (including exemptive orders), certificates and permits of

         and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, including without limitation the CSRC, the SAFE and the Primary Exchanges, to own and use
         its assets and to conduct its business in the manner described in the
         Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on the Fund. Except as set forth in the Registration
         Statement, the Time of Sale Prospectus and the Prospectus, there are no limitations under the law of the People's Republic of China (the "PRC")
         on the ability of the Fund or the Investment Advisers on behalf of the
         Fund (i) to convert into foreign currency and freely transfer out of the PRC all dividends, distributions and other payments declared and made payable on any securities held by the Fund or any other revenues received by the Fund or the Investment Advisers on behalf of the Fund or (ii) to convert such dividends, distributions and other payments into foreign currency and freely transfer out of the PRC all amounts required to pay dividends and other distributions declared and payable on the Shares.

               (r) Each preliminary prospectus filed as part of the Registration
         Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the Securities Act, complied when so filed in all material respects with the Acts and the applicable Rules and Regulations.

               (s) The statement of assets and liabilities included in the
         Registration Statement, the Time of Sale Prospectus and the Prospectus,
         together with the related notes to such statement, presents fairly the financial position of the Fund as of the date indicated and said statement has been prepared in conformity with generally accepted accounting principles. Ernst & Young LLP, whose report appears in the
         Time of Sale Prospectus and the Prospectus and who have certified the financial statements and supporting schedules, if any, included in the
         Registration Statement, is an independent registered public accounting firm as required by the Acts and the applicable Rules and Regulations.

               (t) There are no material restrictions, limitations or
         regulations with respect to the ability of the Fund to invest its assets as described in the Time of Sale Prospectus and the Prospectus, other than as described therein.

               (u) All advertisements authorized in writing by the Fund for use in the offering of the Shares complied and will comply with the requirements of the Acts, the applicable Rules and Regulations and the rules and regulations of the NASD and there are no such advertisements other than (i) any Omitting Prospectuses identified in Schedule II hereto and (ii) any advertisement that complies with Rule 135a of the
         Rules and Regulations.

               (v) There are no contracts, agreements or understandings between the Fund and any person granting such person the right to require the
         Fund to file a registration statement under the Securities Act with respect to any securities of the Fund or to require the Fund to include such securities with the Shares registered pursuant to the Registration
         Statement.

               (w) The expense summary information set forth in the Time of Sale
         Prospectus and the Prospectus in the Fee Table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and comply in all material respects with the requirements of Form N-2.

               (x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale
         Prospectus and the Prospectus, (i) the Fund has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Fund has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than, in the event this representation and warranty is made after the Closing
         Date, ordinary and customary dividends declared and payable after the
         Closing Date); and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Fund, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

               (y) The Fund has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Fund, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Fund; and
         any real property and buildings held under lease by the Fund are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Fund, in each case except as described in the Time of Sale Prospectus.

               (z) The Fund owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Fund.

               (aa) The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the date of the Fund's most recent audited financial statements included or incorporated by reference in the Prospectus, there has been
         (i) no material weakness in the Fund's internal control over financial reporting (whether or not remediated) and (ii) no change in the Fund's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund's internal control over financial reporting.

               (bb) Neither the Fund nor any employee nor agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention is of a character to be disclosed in the Time of Sale Prospectus, the Prospectus or the
         Registration Statement.

         2. Representations and Warranties of the Investment Advisers. Each
Investment Adviser, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

               (a) Such Investment Adviser has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good

         standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Investment
         Adviser. Such Investment Adviser has no subsidiaries.

               (b) Such Investment Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers
         Act or the Investment Company Act from acting under the Investment
         Advisory Agreement as an investment adviser to the Fund as contemplated by the Time of Sale Prospectus, in the case of MSIM, or from acting under the Sub-Advisory Agreement as a subadviser to the Fund as contemplated by the Time of Sale Prospectus, in the case of MSIM Co., and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of either
         Investment Adviser, threatened by the Commission.

               (c) Each of this Agreement, the Investment Advisory Agreement and the Sub-Advisory Agreement has been duly authorized, executed and delivered by such Investment Adviser; the Marketing and Structuring Fee
         Agreement (the "MARKETING AND STRUCTURING FEE AGREEMENT") dated the date hereof between MSIM and Morgan Stanley & Co. Incorporated has been duly authorized, executed and delivered by MSIM; and each of this
         Agreement, the Investment Advisory Agreement, the Sub-Advisory
         Agreement and the Marketing and Structuring Fee Agreement
         (collectively, the "ADVISER AGREEMENTS"), to which such Investment
         Adviser is a party, complies with all applicable provisions of the
         Acts, the Advisers Act and the applicable Rules and Regulations. Each of the Adviser Agreements to which such Investment Adviser is a party is a valid and binding agreement of such Investment Adviser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles of general applicability.

               (d) The execution and delivery by such Investment Adviser of, and the performance by such Investment Adviser of its obligations under the
         Adviser Agreements to which it is a party will not contravene (x) any provision of applicable law or the articles of incorporation or by-laws of such Investment Adviser or any agreement or other instrument binding upon the Investment Adviser that is material to such Investment
         Adviser, or (y) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Investment Adviser, whether foreign or domestic, including without limitation the CSRC, the
         SAFE and the

                                       10

         Primary Exchanges, except, with respect to this clause (y), any such foreign judgment, order or decree the contravention of which would neither have (i) a material adverse effect on the Fund or the
         Investment Advisers or (ii) an adverse effect on the consummation of the transactions contemplated by this Agreement or on any Underwriter.
         No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, including without limitation the CSRC, the SAFE and the Primary
         Exchanges, is required for the performance by such Investment Adviser of its obligations under the Adviser Agreements to which it is a party, except such as have been obtained from the CSRC and the SAFE and such as have been obtained as required by the Acts, the Advisers Act, the
         Exchange Act or the applicable Rules and Regulations or the Exchange
         Act Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or such as which the failure to obtain would neither have (i) a material adverse effect on the Fund or the
         Investment Advisers or (ii) an adverse effect on the consummation of the transactions contemplated by this Agreement or on any Underwriter.

               (e) There are no legal or governmental proceedings pending or, to the knowledge of the Investment Advisers, threatened to which such
         Investment Adviser is a party or to which any of the properties of such
         Investment Adviser is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on such
         Investment Adviser, or on the power or ability of such Investment
         Adviser to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be
         filed as exhibits to the Registration Statement that are not described or filed as required.

               (f) Such Investment Adviser has all necessary consents,
         authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, including without limitation the CSRC, the SAFE and the
         Primary Exchanges, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus, except to the extent that the failure to obtain or file the

                                       11

         foregoing would not have a material adverse effect on such Investment
         Adviser or on the Fund.

               (g) MSIM has been duly licensed as a "qualified foreign
         institutional investor" (the "QFII LICENSE") within the meaning of the regulations promulgated by the CSRC and other relevant PRC government bodies and has duly obtained a quota (the "QFII INVESTMENT QUOTA") in the amount of $200,000,000 from the SAFE to invest in A-shares of PRC companies and other permitted securities in the PRC, on behalf of and for the benefit of the Fund, as described in the Registration
         Statement, the Time of Sale Prospectus and the Prospectus. Except as
         set forth in the Registration Statement, the Time of Sale Prospectus
         and the Prospectus, there are no limitations or restrictions under PRC law on MSIM's use of its QFII License and QFII Investment Quota for the
         benefit of the Fund. Each of MSIM's QFII License and QFII Investment
         Quota is in full force and effect, has not been modified (except to confirm the size thereof at $200,000,000) and conforms in all material respects to the description thereof in the Registration Statement, the
         Time of Sale Prospectus and the Prospectus. The descriptions in the
         Registration Statement, the Time of Sale Prospectus and the Prospectus
         under the captions "Prospectus Summary - Quotas for Investments in
         China" and "The Fund's Investments - Quotas for Investments in China"
         fairly summarize MSIM's QFII License and QFII Investment Quota in all
         respects material to an investor in the Fund. It is not necessary for the Fund to hold a QFII License or a QFII Investment Quota for the Fund to invest in PRC securities in the manner described in the Registration
         Statement, the Time of Sale Prospectus and the Prospectus.

               (h) Such Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Time of Sale Prospectus and by the Adviser
         Agreements to which it is a party.

               (i) The Investment Advisory Agreement and the Sub-Advisory
         Agreement, to which such Investment Adviser is a party, are in full force and effect and neither the Fund nor any such Investment Adviser is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default under such document. The Adviser Agreements to which such
         Investment Adviser is a party conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

               (j) All information furnished by such Investment Adviser for use in the Registration Statement, the Time of Sale Prospectus and

                                       12

         Prospectus, including, without limitation, the description of such
         Investment Adviser, does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading (in case of the
         Time of Sale Prospectus and the Prospectus, in the light of the circumstances under which it is communicated).

               (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of such Investment Adviser from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by such Investment Adviser which are material to such Investment Adviser other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

         3. Agreements to Sell and Purchase. The Fund hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Fund the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $19.10 a share (the "PURCHASE PRICE").

         On the basis of the representations and warranties contained in this
Agreement, and subject to its terms and conditions, the Fund agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 915,102 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 45 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional
Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in
Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                                       13

         The Fund hereby agrees that, without the prior written consent of
Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any
Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or
(2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the
Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares. The agreements contained in this paragraph shall not apply to the Shares to be sold hereunder or any Common Shares issued pursuant to the Plan.

         4. Terms of Public Offering. The Fund and the Investment Advisers are
advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Fund and the Investment Advisers are further advised by you that the Shares are to be offered to the public initially at $20.00 a share (the "PUBLIC OFFERING PRICE"), and to certain dealers selected by you at a price that represents a concession not in excess of $0.60 a share under the Public Offering Price, and that any
Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.10 a share, to any Underwriter or to certain other dealers.

         5. Payment and Delivery. Payment for the Firm Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several
Underwriters at 10:00 a.m., New York City time, on _____, 2006, or at such other time on the same or such other date, not later than _____, 2006, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for any Additional Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such
Additional Shares for the respective accounts of the several Underwriters at
10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _____, 2006, as shall be designated in writing by you.

                                       14

         The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing
Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         6. Conditions to the Underwriters' Obligations. The respective obligations of the Fund and the Investment Advisers and the several obligations of the Underwriters hereunder are subject to the condition that the Registration
Statement shall have become effective not later than 5:30 P.M. (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Fund or the Investment Advisers, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of
         Sale Prospectus.

               (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Fund and the Investment Advisers, to the effect that the representations and warranties of the Fund and the Investment Advisers contained in this Agreement are true and correct as of the Closing Date and that each of the Fund and the Investment Advisers has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

         Each officer signing and delivering such a certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (c) Each of the Investment Advisers and the Fund shall have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date.

                                       15

               (d) The Underwriters shall have received on the Closing Date an opinion of Clifford Chance LLP, New York counsel for the Fund, dated the Closing Date, satisfactory to you and your counsel in form and substance, substantially to the effect set forth in Exhibit A attached hereto. To the extent Clifford Chance LLP deems proper and to the extent specified in such opinion, such counsel may rely, as to matters involving the application of laws of the State of Maryland, upon the opinion of Ballard, Spahr Andrews & Ingersoll, LLP or other counsel of good standing who are satisfactory to you; provided that such reliance is expressly authorized by the opinion so relied upon and a copy of such opinion is delivered to you and is, in form and in substance, satisfactory to you and your counsel.

               (e) The Underwriters shall have received on the Closing Date an opinion of an officer of MSIM, in such officer's capacity as internal counsel for the Investment Advisers, dated the Closing Date, satisfactory to you and your counsel in form and substance, substantially to the effect set forth in Exhibit B attached hereto.

               (f) The Underwriters shall have received on the Closing Date an opinion of TianYuan Law Firm, PRC counsel for the Fund and the
         Investment Advisers, dated the Closing Date, satisfactory to you and your counsel in form and substance, substantially to the effect set forth in Exhibit C attached hereto.

               (g) The Underwriters shall have received on the Closing Date the favorable opinion of Davis Polk & Wardwell, counsel for the
         Underwriters, dated the Closing Date, and covering such matters as the
         Underwriters shall reasonably request.

         The opinions of Clifford Chance LLP, Ballard Spahr Andrews & Ingersoll,
LLP, MSIM's internal counsel and TianYuan Law Firm described in Sections 6(d),
6(e) and 6(f) above, respectively, shall be rendered to the Underwriters at the request of the Fund and the Investment Advisers, as applicable, and shall so state therein.

               (h) The Underwriters shall have received on the Closing Date a certificate from a duly authorized officer of the Custodian, certifying that the Custody Agreement is in full force and effect and is a valid and binding agreement of the Custodian.

               (i) The Underwriters shall have received on the Closing Date a certificate from a duly authorized officer of the Administrator certifying

                                       16

         that the Administration Agreement is in full force and effect and is a valid and binding agreement of the Administrator.

               (j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the
         Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Time of
         Sale Prospectus, provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (k) All filings, applications and proceedings taken by the Fund and the Investment Advisers in connection with the organization and registration of the Fund and the Shares under the Acts and the applicable Rules and Regulations shall be satisfactory in form and substance to you and counsel for the Underwriters.

               (l) No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Fund's standing as a registered investment company under the Investment Company Act or the standing of MSIM or MSIM Co. as a registered investment adviser under the Advisers Act.

               (m) No action, suit, proceeding, inquiry or investigation shall have been instituted or, to the knowledge of the Fund and the Invesment
         Advisers, threatened by the CSRC or the SAFE which would adversely affect MSIM's QFII License or QFII Investment Quota or MSIM's ability to use its QFII License or QFII Investment Quota for the benefit of the
         Fund.

               (n) The Shares shall have been duly authorized for listing on the
         New York Stock Exchange, subject only to official notice of issuance thereof.

         The several obligations of the Underwriters to purchase Additional
Shares hereunder are subject to the delivery to you on the applicable Option
Closing Date of such documents as you may reasonably request with respect to the good standing of the Fund and the Investment Advisers, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

                                       17

         7. Covenants of the Fund and the Investment Advisers. In further consideration of the agreements of the Underwriters herein contained, the Fund and the Investment Advisers, jointly and severally, covenant and agree with each
Underwriter as follows:

               (a) To notify you as soon as practicable, and confirm such notice in writing, (i) of the institution of any proceedings pursuant to
         Section 8(e) of the Investment Company Act and (ii) of the happening of any event during the period mentioned in Section 7(h) below which in the judgment of the Fund makes any statement in the Notification, the
         Registration Statement the Time of Sale Prospectus, any Omitting
         Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Notification, the Registration Statement, the Time of Sale Prospectus, any Omitting
         Prospectus or the Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration
         Statement or an order pursuant to Section 8(e) of the Investment
         Company Act, the Fund will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

               (b) To furnish to you, without charge, three signed copies of each of the Notification and the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of each of the Notification and the Registration
         Statement (without exhibits thereto) and to furnish to you in New York
         City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) below, as many copies of the Time of
         Sale Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

               (c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule
         497 under the Securities Act any prospectus required to be filed pursuant to such Rule.

               (d) To furnish to you a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Fund and not to use or refer to any proposed Omitting Prospectus to which you reasonably object.

                                       18

               (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of
         Sale Prospectus conflicts with the information contained in the
         Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the
         Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration
         Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

               (f) The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Time of Sale
         Prospectus.

               (g) The Fund and the Investment Advisers will not take any action designed to cause or result in the manipulation of the price of any security of the Fund to facilitate the sale of Shares in violation of the Acts or the Exchange Act, the applicable Rules and Regulations and the Exchange Act Rules and Regulations, or the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

               (h) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the
         Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the
         Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the
         Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Fund) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either

                                       19

         amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

               (i) To use its best efforts to maintain the Fund's qualification as a regulated investment company under Subchapter M of the Code
         (including best efforts to obtain, as promptly as practicable, all consents and approvals necessary for the repatriation of dividends, distributions and other amounts payable on or with respect to the
         Fund's assets); to use its best efforts to maintain MSIM's QFII License for the benefit of the Fund; to use its best efforts to maintain MSIM's
         QFII Investment Quota in at least the amount of $200,000,000 for the benefit of the Fund; and to use MSIM's QFII License exclusively for the benefit of the Fund as described in the Registration Statement, the
         Time of Sale Prospectus and the Prospectus.

               (j) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

               (k) To make generally available to the Fund's security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Fund occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations, including Rule 158, of the Commission thereunder.

               (l) Whether or not the transactions contemplated in this
         Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Fund and the Investment Advisers under this
         Agreement, including: (i) the fees, disbursements and expenses of the
         Fund's counsel and the Fund's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Notification, the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, and any
         Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Fund and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and

                                       20

         delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the
         Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the
         Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the
         Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Fund relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Fund, travel and lodging expenses of the representatives and officers of the
         Fund and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Fund hereunder for which provision is not otherwise made in this
         Section. It is understood, however, that except as provided in this
         Section, Section 8 entitled "Indemnity and Contribution" and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         8. Indemnity and Contribution. (a) Each of the Fund and the Investment
Advisers, jointly and severally, agrees to indemnify and hold harmless each
Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange
Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim),

                                       21

caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Omitting
Prospectus, any preliminary prospectus (including any statement of additional information incorporated therein by reference), the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Fund in writing by such
Underwriter through you expressly for use therein.

               (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Fund and the Investment
         Advisers, its directors or trustees (as the case may be), and each officer of the Fund who signs the Registration Statement and each person, if any, who controls the Fund or any Investment Adviser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the
         Fund and the Investment Advisers to such Underwriter, but only with reference to information relating to such Underwriter furnished to the
         Fund in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus (including any statement of additional information incorporated therein by reference), the Time of Sale Prospectus, any Omitting Prospectus or Prospectus or
         any amendments or supplements thereto.

               (c) In case any proceeding (including any governmental
         investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or

                                       22

         potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any
         Underwriter within the meaning of either Section 15 of the Securities
         Act or Section 20 of the Exchange Act or who are affiliates of any
         Underwriters within the meaning of Section 405 under the Securities
         Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Fund, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Fund within the meaning of either such Section, and
         (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Investment Advisers, its directors or trustees, as the case may be, and each person, if any, who controls any of the Investment Advisers within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Fund, and such directors, officers and control persons of the Fund, such firm shall be designated in writing by the Fund. In the case of any such separate firm for the
         Investment Advisers, and such directors and control persons of the
         Investment Advisers, such firm shall be designated in writing by MSIM.
         The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.
         Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder

                                       23

         by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) To the extent the indemnification provided for in Section
         8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Advisers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Fund and the Investment Advisers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Investment Advisers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Fund and the Investment Advisers on the one hand and the
         Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or any of the
         Investment Advisers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. Each of the Investment Advisers agrees to pay any amounts that are payable by the Fund pursuant to this paragraph to the extent that the Fund fails to make all contributions required to be made by the Fund pursuant to this Section 8.

               (e) The Fund, the Investment Advisers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this

                                       24

         Section 8 were determined by pro rata allocation (even if the
         Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such
         Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section
         11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (f) The indemnity and contribution provisions contained in this
         Section 8 and the representations, warranties and other statements of the Fund and each of the Investment Advisers contained in this
         Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of any of the Investment Advisers, their officers or directors or any person controlling the Investment Advisers or by or on behalf of the Fund, its officers or directors or any person controlling the Fund and (iii) acceptance of and payment for any of the Shares.

         9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Fund, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock
Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago
Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of
Trade or the Primary Stock Exchanges, (ii) trading of any securities of the Fund shall have been suspended on any exchange or in any over-the-counter market,
(iii) a material disruption in securities settlement, payment or clearance services in the United States shall have

                                       25

occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

         10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of
Firm Shares set forth opposite the names of all such non-defaulting
Underwriters, or in such other proportions as you may specify, to purchase the
Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of
Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm
Shares to be purchased on such date, and arrangements satisfactory to you and the Fund for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Fund. In any such case either you or the
Fund shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the
Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in
any other documents or arrangements may be effected. If, on an Option Closing
Date, any Underwriter or Underwriters shall fail or refuse to purchase
Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of
Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option
Closing Date or (ii) purchase not less than the number of

                                       26

Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Fund or any of the
Investment Advisers to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Fund or any of the Investment
Advisers shall be unable to perform its obligations under this Agreement, the
Fund and the Investment Advisers, jointly and severally, will reimburse the
Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such
Underwriters in connection with this Agreement or the offering contemplated hereunder.

         11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the
Shares, represents the entire agreement between the Fund, the Investment
Advisers and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

               (b) The Fund and the Investment Advisers acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Fund, the Investment Advisers or any other person, (ii) the
         Underwriters owe the Fund and the Investment Advisers only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Fund and the Investment Advisers. The Fund and the Investment
         Advisers waive to the full extent permitted by applicable law any claims any of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the
         Shares.

         12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                       27

         14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585
Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Fund, shall be delivered, mailed or sent to 1221 Avenue of the Americas, New York, New York, 10020, Attention:
_____; and if to the Investment Advisers, shall be delivered, mailed or sent to
1221 Avenue of the Americas, New York, New York, 10020, Attention: _____, with a copy to MSIM Co., to 23 Church Street, 16-10 Capital Square, Singapore 049481.

                                       28

                                       Very truly yours,

                                       MORGAN STANLEY CHINA A SHARE FUND, INC.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       MORGAN STANLEY INVESTMENT MANAGEMENT INC.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       MORGAN STANLEY INVESTMENT MANAGEMENT
                                        COMPANY

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       29

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

Acting severally on behalf of themselves and the
      several Underwriters named in Schedule I hereto.

By:   Morgan Stanley & Co. Incorporated

By:
      ------------------------------------------------
      Name:
      Title:

                                       30

                                                                      SCHEDULE I

                                                       NUMBER OF FIRM SHARES
                           UNDERWRITER                    TO BE PURCHASED
----------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated...................   12,201,371
                                                       ---------------------
         Total:.....................................   12,201,371
                                                       =====================

                                      I-1

                                                                     SCHEDULE II

                              OMITTING PROSPECTUSES

                                    [to come]

                                      A-1